SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 9, 2009
FORRESTER RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
400 Technology Square
Cambridge, Massachusetts 02139
(Address, of principal executive offices, including zip code)
(617) 613-6000
(Registrant’s Telephone number including area code)
N/A
(Former Name or Former Address, if Changes since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Ex-99.1 Press Release dated February 9, 2009

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
     On February 9, 2009, Forrester Research, Inc. (“Forrester” or the “Company”) announced a reduction in its workforce of approximately 50 employees across various functions and geographies. Notification to affected persons commenced on February 9, 2009 and is expected to be completed by February 13, 2009. Forrester expects to incur pre-tax expenses of approximately $2.5-3.0 million in the first quarter of 2009 related principally to cash severance and related benefits costs for terminated employees. Forrester is also evaluating associated facilities-related costs.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
99.1	Press Release dated February 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Michael A. Doyle
Name: Michael A. Doyle
Title: Chief Financial Officer and Treasurer
Date: February 10, 2009